CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Neuberger Berman Institutional Cash Fund (one of the series constituting Neuberger Berman Institutional Liquidity Series) Trust Class Shares Prospectus, and "Independent Registered Public Accounting Firms" and "Financial Statements" in the Neuberger Berman Institutional Liquidity Series' Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 6 to the Registration Statement (Form N-1A, No. 811-21647) of our report dated May 14, 2008, on the financial statements and financial highlights of Neuberger Berman Institutional Cash Fund, included in the March 31, 2008 Annual Report to Shareholders of Neuberger Berman Institutional Liquidity Series, and to the incorporation by reference of our report dated May 14, 2008 on the financial statements and financial highlights of Money Market Master Series (one of the series constituting Institutional Liquidity Trust), included in the March 31, 2008 Annual Report to Shareholders of Neuberger Berman Institutional Liquidity Series.


                                        /s/ Ernst & Young LLP
                                        ----------------------



Boston, Massachusetts
July 28, 2008